UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2021

SITO MOBILE, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37535	13-4122844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Town Square Place #419	07310
(Address of principal executive offices)	(Zip Code)

(201) 275-0560

(Registrant’s telephone number, including area code)

100 Town Square Place #204, Jersey City NJ 07310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership.

Chapter 11 Post Petition Financing

On October 8, 2020 (the “Petition Date”), SITO Mobile, Ltd. (the “Company”) and its direct and indirect domestic subsidiaries SITO Mobile Solutions, Inc., and SITO Mobile R&D IP, LLC (collectively with the Company, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under Case No. 20-21435, Case No. 20-21436 and Case No. 20-21437 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In connection with the Chapter 11 Cases, the Debtors have received two tranches of post-petition financing. The most recent on 12/30/2020 where the Bankruptcy Court granted Debtors’ motions seeking approval to obtain post-petition financing and granting a superpriority administrative claim for $400,000 in Debtor In Possession (“DIP”) financing in the form of Promissory Notes (the “Notes”) to certain investors (the “Note Investors”). The 1-Year Notes accrue simple interest on any unpaid principal at the rate of six percent (6.0%) per annum. The proceeds will be used for Debtors’ operating expenses and a carve out for professional fees in the amount of $100,000.00 including $50,000.00 for Committee’s counsel and $50,000.00 for Debtors’ bankruptcy counsel. The initial tranche was granted on 11/16/2020 by the Bankruptcy Court to the Note Investors for a total of $300,000 in a 1-Year Collateral Secured Promissory Note (the “Notes”) with an annual simple interest rate of 6%.

Item 7.01 Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available with the New Jersey Bankruptcy Court.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this report shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

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Cautionary Information Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 case.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, financial condition, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations and beliefs about the timing and execution of the Company’s strategic transactions; the Company’s strategy, risks, and uncertainties associated with the Chapter 11 Cases; and the operating expectations during the pendency of the Chapter 11 Cases. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including, but not limited to, risks and uncertainties related to: the decisions of the Bankruptcy Court; negotiations with the Company’s creditors and any committee approved by the Bankruptcy Court; the Company’s ability to obtain Bankruptcy Court approval of motions filed in the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; the outcome of the Chapter 11 Cases; the length of time the Company will operate under the Chapter 11 Cases; risks associated with third-party motions in the Chapter 11 Cases; uncertainty associated with evaluating and completing any strategic or financial alternative as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock; and the risks related to trading on the OTC Pink Market. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. Except as required by law, the Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO Mobile, Ltd.

Date	1/8/2021	/s/ Thomas Candelaria
Thomas Candelaria
Chief Executive Officer

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